PROXY — SIERRA INCOME CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIERRA INCOME CORPORATION FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2019

The undersigned hereby appoints Seth Taube and Richard T. Allorto, Jr., or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the special meeting of stockholders (the "Sierra Special Meeting") of Sierra Income Corporation ("Sierra") to be held at Eversheds Sutherland (US) LLP located at 1114 Avenue of the Americas, 40th Floor, New York, New York 10036 on February 8, 2019 at 1:00 P.M., Eastern Time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Sierra Special Meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the Sierra Special Meeting, and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present at the Sierra Special Meeting. The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of the Sierra Special Meeting and a Joint Proxy Statement/Prospectus, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Sierra Special Meeting, and any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" SUCH PROPOSAL.

Address changes: ____

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(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

Your vote is important. Please vote immediately.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

KEEP THIS PORTION FOR YOUR RECORDS.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting and Proxy Statement is available at www.viewproxy.com/SIC

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE "FOR" PROPOSAL 3, A VOTE "FOR" PROPOSAL 4, A VOTE "FOR" PROPOSAL 5, A VOTE "FOR" PROPOSAL 6, AND A VOTE "FOR" PROPOSAL 7.

1. To approve the merger of Medley Capital Corporation ("MCC") with and into Sierra Income Corporation ("Sierra"), with Sierra as the surviving company in such merger, pursuant to an Agreement and Plan of Merger, dated as of August 9, 2018, by and between Sierra and MCC (the "MCC Merger Agreement").

☐FOR ☐AGAINST ☐ABSTAIN

2. To approve the merger of Medley Management Inc. ("MDLY") with and into Sierra Management, Inc., a wholly owned subsidiary of Sierra ("Merger Sub"), with Merger Sub as the surviving company in such merger, pursuant to an Agreement and Plan of Merger, dated as of August 9, 2018, by and among MDLY, Sierra and Merger Sub (the "MDLY Merger Agreement").

☐FOR ☐AGAINST ☐ABSTAIN

3. To approve the issuance of the shares of Sierra common stock to be issued pursuant to each of the MCC Merger Agreement and the MDLY Merger Agreement at a price below its then current net asset value per share, if applicable.

☐FOR ☐AGAINST ☐ABSTAIN

4. To adopt the Sierra Income Corporation 2018 Omnibus Incentive Plan.

☐FOR ☐AGAINST ☐ABSTAIN

5. To adopt amendments to Sierra's charter set forth in the Joint Proxy Statement/Prospectus.

5A Listing Charter Amendment Proposal 5A. To reflect in Sierra's amended and restated charter amendments described in the proxy statement, which will become effective upon a listing of Sierra's outstanding shares of common stock on a national securities exchange, such as the New York Stock Exchange (the "Listing"), and which will serve to conform certain provisions of Sierra's existing charter more closely to the provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange; specifically, provisions regarding:

A1. Listing Charter Amendment Proposal 5A(i): the relationship between Sierra and its investment adviser;

☐FOR ☐AGAINST ☐ABSTAIN

A2. Listing Charter Amendment Proposal 5A(ii): limitations on certain affiliated transactions;

☐FOR ☐AGAINST ☐ABSTAIN

A3. Listing Charter Amendment Proposal 5A(iii): limitations concerning the issuance of capital stock on a deferred-payment basis;

☐FOR ☐AGAINST ☐ABSTAIN

A4. Listing Charter Amendment Proposal 5A(iv): obligations relating to distributions and limitations on the ability of the board of directors to authorize distributions-in-kind;

☐FOR ☐AGAINST ☐ABSTAIN

A5. Listing Charter Amendment Proposal 5A(v): limitations on stockholder suitability and admission;

☐FOR ☐AGAINST ☐ABSTAIN

A6. Listing Charter Amendment Proposal 5A(vi): Sierra share repurchase obligations;

☐FOR ☐AGAINST ☐ABSTAIN

A7. Listing Charter Amendment Proposal 5A(vii): Sierra's investment objectives and limitations;

☐FOR ☐AGAINST ☐ABSTAIN

A8. Listing Charter Amendment Proposal 5A(viii): limitations on roll-up transactions;

☐FOR ☐AGAINST ☐ABSTAIN

A9. Listing Charter Amendment Proposal 5A(ix): Sierra director and officer exculpation, indemnification, advancement of expenses and insurance;

☐FOR ☐AGAINST ☐ABSTAIN

A10. Listing Charter Amendment Proposal 5A(x): stockholder access to reports and inspection of books and records; and

☐FOR ☐AGAINST ☐ABSTAIN

A11. Listing Charter Amendment Proposal 5A(xi): conforming changes and other ministerial changes.

☐FOR ☐AGAINST ☐ABSTAIN

5B Listing Charter Amendment Proposal 5B. To reflect in Sierra's amended and restated charter an additional amendment described in the proxy statement, which will become effective upon a Listing, to remove certain voting rights, including the right to direct the Sierra Board of Directors to (i) amend the Sierra charter, (ii) dissolve Sierra, (iii) approve the sale of all or substantially all of the assets of Sierra, or (iv) cause the merger or other reorganization of Sierra.

☐FOR ☐AGAINST ☐ABSTAIN

5C Listing Charter Amendment Proposal 5C. To reflect in Sierra's amended and restated charter an additional amendment described in the proxy statement, which will become effecting upon a Listing, to remove the stockholders' ability to voluntarily dissolve Sierra.

☐FOR ☐AGAINST ☐ABSTAIN

5D Listing Charter Amendment Proposal 5D. To reflect in Sierra's amended and restated charter an additional amendment described in the proxy statement, which will become effecting upon a Listing, to provide Sierra's stockholders with the authority to amend the bylaws of Sierra.

☐FOR ☐AGAINST ☐ABSTAIN

5E Listing Charter Amendment Proposal 5E. To reflect in Sierra's amended and restated charter an additional amendment described in the proxy statement, which will become effecting upon a Listing, to remove provisions regarding determinations by the Sierra Board of Directors which conflict with NASAA Guidelines.

☐FOR ☐AGAINST ☐ABSTAIN

6. To approve an investment advisory agreement by and between Sierra and its wholly owned registered investment adviser.

☐FOR ☐AGAINST ☐ABSTAIN

7. To approve the adjournment of the special meeting of stockholders of Sierra (the "Sierra Special Meeting"), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposals.

☐FOR ☐AGAINST ☐ABSTAIN

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PROXY VOTING INSTRUCTIONS

Please have your control number ready when voting by Internet or Telephone

INTERNET

Submit Your Proxy on the Internet:

Go to www.fcrvote.com/SIC

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Submit Your Proxy by Phone:

Call 1 (855) 564-1254

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Submit Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.